SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

ATLANTIC AMERICAN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATLANTIC AMERICAN CORPORATION

4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 6, 2003

Notice is hereby given that the Annual Meeting of Shareholders of Atlantic American Corporation (the “Company”) will be held at the offices of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia at 9:00 A.M., Eastern Time, on May 6, 2003, for the following purposes:

(1)	To elect eleven (11) directors of the Company for the ensuing year;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the year 2003; and,

(3)	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 20, 2003, will be entitled to notice of and to vote at the meeting, or any postponements or adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. NO POSTAGE IS REQUIRED WHEN MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

By Order of the Board of Directors

Janie L. Ryan Corporate Secretary

April 1, 2003
Atlanta, Georgia

PROXY STATEMENT
1. ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants In Last Fiscal Year
Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values
Long-Term Incentive Plans — Awards in Last Fiscal Year
Report of the Stock Option and Compensation Committee on Executive Compensation
2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER BUSINESS
SHAREHOLDER PROPOSALS
PROXY

ATLANTIC AMERICAN CORPORATION

4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 6, 2003

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic American Corporation (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at the time and place and for the purposes specified in the accompanying Notice of Annual Meeting of Shareholders and at any postponements or adjournments thereof. When the enclosed proxy is properly executed and returned, the shares which it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted in favor of the election of nominees for directors listed under the caption “Election of Directors” and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for 2003. Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the proxies appointed thereunder. This proxy statement and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April 1, 2003.

Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by: (i) giving written notice of such revocation to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (ii) executing and delivering a proxy bearing a later date to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; or (iii) attending the Meeting and voting in person.

Only holders of record of issued and outstanding shares of $1.00 par value per share common stock of the Company (“Common Stock”) as of March 20, 2003 (the “Record Date”) will be entitled to notice of and to vote at the Meeting. On the Record Date, there were 21,170,645 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

ANNUAL REPORT

The Annual Report to Shareholders of the Company, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, including financial statements, is being provided with this proxy statement.

EXPENSES OF SOLICITATION

The costs of soliciting proxies will be borne by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, telegram or personal interview. No contract or arrangement exists for engaging specially-paid employees or solicitors in connection with the solicitation of proxies for the Meeting. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expenses in so doing.

VOTE REQUIRED

A majority of the outstanding shares of Common Stock must be present in person or by proxy at the Meeting in order to have the quorum necessary to transact business. Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. Directors are elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at a meeting at which a quorum is present. In order for shareholders to approve all other matters to be presented at the Meeting, the votes cast favoring the proposal must exceed the votes cast opposing the proposal. Abstentions and non-votes will not count as votes for or against any proposal as to which there is an abstention or non-vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner and does not have discretionary power.

1. ELECTION OF DIRECTORS

One of the purposes of the Meeting is to elect eleven directors to serve until the next annual meeting of the shareholders and until their successors have been elected and qualified or until their earlier resignation or removal. In the event any of the nominees should be unavailable to serve as a director, which contingency is not presently anticipated, proxies will be voted for the election of such other persons as may be designated by the present Board of Directors.

Nominees for election to the Board of Directors are considered and recommended by the Executive Committee of the Board of Directors to the shareholders. The Company has no procedure whereby nominees are solicited or accepted from shareholders.

All of the nominees for election to the Board of Directors are currently directors of the Company.

The following information is set forth with respect to the eleven nominees for director to be elected at the Meeting:

Name	Age	Position with the Company

J. Mack Robinson	79	Chairman of the Board
Hilton H. Howell, Jr.	41	Director, President and Chief Executive Officer
Edward E. Elson	69	Director
Harold K. Fischer	70	Director
Samuel E. Hudgins	74	Director
D. Raymond Riddle	69	Director
Harriett J. Robinson	72	Director
Scott G. Thompson	58	Director
Mark C. West	43	Director
William H. Whaley, M.D.	63	Director
Dom H. Wyant	76	Director

Mr. Robinson has served as Director and Chairman of the Board since 1974 and served as President and Chief Executive Officer of the Company from September 1988 to May 1995. In addition, Mr. Robinson is also a Director of Bull Run Corporation and Gray Television, Inc.

Mr. Howell has been President and Chief Executive Officer of the Company since May 1995, and prior thereto served as Executive Vice President of the Company from October 1992 to May 1995. He has been a Director of the Company since October 1992. Mr. Howell is the son-in-law of Mr. and Mrs. Robinson. He is also a Director of Bull Run Corporation and Gray Television, Inc.

Mr. Elson is the former Ambassador of the United States of America to the Kingdom of Denmark, serving from 1993 through 1998. He has been director of the Company since October 1998, and previously served as a director from 1986 to 1993.

Mr. Fischer is the retired President of Association Casualty Insurance Company and Association Risk Management General Agency, Inc., subsidiaries of the Company, which he served from 1984 through June 2001. He has been a Director of the Company since the Company acquired those two subsidiaries in July 1999.

Mr. Hudgins has been an independent consultant since September 1997 and was a Principal in Percival, Hudgins & Company, LLC, an investment bank, from April 1992 to September 1997. He has been a Director of the Company since 1986.

Mr. Riddle is the retired Chairman and Chief Executive Officer of National Service Industries, Inc., a diversified holding company, a position he held from September 1994 to February 1996, and prior thereto served as the President and Chief Executive Officer of National Service Industries, Inc. since January 1993. Prior thereto, he was President of Wachovia Bank of Georgia, N.A., the President of Wachovia Corporation of Georgia and Executive Vice President of Wachovia Corporation. He has been a Director of the Company since 1976, and also serves as a Director of AMC, Inc., Atlanta Gas Light Company and Equifax Inc.

Mrs. Robinson, the wife of J. Mack Robinson, has been a Director of the Company since 1989. She is also a Director of Gray Television, Inc.

Mr. Thompson has been the President and Chief Financial Officer of American Southern Insurance Company, a subsidiary of the Company, since 1984. He has been a Director of the Company since February 1996.

Mr. West has been the Chairman and Chief Executive Officer of The Genoa Companies since 1990. He has been a Director of the Company since July 1997.

Dr. Whaley has been a physician in private practice for more than the past five years. He has been a Director of the Company since July 1992.

Mr. Wyant is a retired partner of the law firm of Jones Day, which serves as counsel to the Company. He served as a Partner with that firm from 1989 through 1994, and as Of Counsel from 1995 through 1997. He has been a Director of the Company since 1985.

The Board of Directors recommends a vote FOR the election of each of the nominees for Director.

Committees of The Board of Directors

The Board of Directors of the Company has three standing committees: the Executive Committee, the Stock Option and Compensation Committee and the Audit Committee. The Company has no official nominating committee, but the Company’s Executive Committee performs the functions normally performed by a nominating committee. The Executive Committee is composed of Messrs. Robinson, Howell, Hudgins and Whaley, and its function is to act in the place and stead of the Board to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Committee of the Company met or acted by written consent ten times during 2002.

The Stock Option and Compensation Committee is composed of Messrs. Elson, Riddle, West and Whaley. The Stock Option and Compensation Committee’s function is to establish the number of stock options to be granted to officers and key employees and the annual salaries and bonus amounts payable to officers of the Company. The Stock Option and Compensation Committee met or acted by written consent one time during 2002.

The Audit Committee is composed of Messrs. Elson, Riddle, West, and Wyant. The Audit Committee’s functions include reviewing and discussing with the Company’s independent public accountants the accountants’ reports and audits, and reporting the committee’s findings to the full Board. The Audit Committee held six meetings in 2002.

The Company’s Audit Committee is composed of independent directors, as defined under the rules of the Nasdaq Stock Market, and information regarding the functions performed by the Audit Committee and its membership during 2002 is set forth in the “Report of the Audit Committee,” included below. The Audit Committee is governed by a written charter adopted and approved by the Board of Directors.

The Board of Directors met or acted by written consent four times in 2002. Each of the directors named above attended at least 75% percent of the meetings of the Board and its committees of which he or she was a member during 2002.

Report of the Audit Committee

The Audit Committee (the “Committee”) oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2002, including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion thereon. In June 2002, the Committee approved the selection of Deliotte & Touche LLP as independent auditors for the year ended December 31, 2002. During the year, the Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the items set out in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants. In addition, the Committee has discussed with the independent auditors, the auditors’ independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No.1, and considered the compatibility of nonaudit services provided to the Company by Deloitte & Touche LLP with the maintenance of the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for the 2002 audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their audit, their considerations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held six meetings during fiscal year 2002.

In performing its functions, the Audit Committee acts only in an oversight capacity. The Committee reviews the Company’s periodic reports prior to filing with the Securities and Exchange Commission and quarterly earnings announcements. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the Company’s annual financial statements as to their conformity with generally accepted accounting principles.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

D. Raymond Riddle, Audit Committee Chair
Edward E. Elson, Audit Committee Member
Mark C. West, Audit Committee Member
Dom H. Wyant, Audit Committee Member

March 26, 2003

Compensation of Directors

The Company’s policy is to pay all Directors an annual retainer fee of $12,000, to pay fees to Directors at the rate of $2,000 for each Board meeting attended and $500 for each committee meeting attended, and to reimburse Directors for actual expenses incurred in connection with attending meetings of the Board of Directors and committees of the Board. In addition, pursuant to the Company’s 2002 Incentive Plan (the “2002 Incentive Plan”), all Directors who are not employees or officers of the Company or any of its subsidiaries are entitled to receive stock options to purchase shares of Common Stock and other equity awards.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth Common Stock ownership information as of March 20, 2003 by: (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all of the Company’s directors and executive officers as a group.

	Amount and Nature
Name of Individual	of Beneficial		Percent
or Identity of Group	Ownership(1)		of Class

J. Mack Robinson	13,928,914	(2)	65.44%
4370 Peachtree Road, N.E
Atlanta, Georgia 30319
Harriett J. Robinson	8,432,072	(3)	39.82%
3500 Tuxedo Road, N.W
Atlanta, Georgia 30305
Harold K. Fischer	1,338,047	(4)	6.32%
P.O. Box 9728
Austin, TX 78766
Hilton H. Howell, Jr.	411,094	(5)	1.92%
Edward E. Elson	13,727	(6)	*
Samuel E. Hudgins	7,727	(7)	*
D. Raymond Riddle	115,677	(8)	*
Scott G. Thompson	62,477	(9)	*
Mark C. West	142,277	(10)	*
William H. Whaley, M.D.	26,727	(11)	*
Dom H. Wyant	7,727	(7)	*
John G. Sample, Jr.	36,177	(12)	*
All Directors and Executive Officers as a Group (12 persons)	16,087,921	(13)	74.46%

*	Represents less than 1% of class.

(1)	All such shares are owned beneficially and of record unless otherwise stated.

(2)	Includes 3,414,502 shares owned by Gulf Capital Services, Ltd., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319; 936,702 shares owned by Delta Life Insurance Company; and 294,000 shares owned by Delta Fire & Casualty Company; all of which are companies controlled by Mr. Robinson; 100,000 shares subject to presently exercisable options held by Mr. Robinson; and 10,717 shares held pursuant to the Company’s 401(k) Plan. Also includes all shares held by Mr. Robinson’s wife (see note 3 below).

(3)	Harriett J. Robinson is the wife of J. Mack Robinson. Includes 7,980,248 shares of common stock held by Mrs. Robinson as trustee for her children, as to which she disclaims beneficial ownership. Also includes 5,000 shares issuable upon exercise of options granted under the Director Plan exercisable within 60 days, and 6,720 shares held jointly with grandson. Does not include shares held by Mr. Robinson (see Note 2 above).

(4)	Includes 6,000 shares issuable upon exercise of options granted under the Director Plan, exercisable within 60 days.

(5)	Includes 175,000 shares subject to presently exercisable stock options held by Mr. Howell; 22,622 shares held pursuant to the Company’s 401(k) Plan; 1,025 shares owned by his wife, 38,000 shares owned by his wife as custodian for their children, and 6,720 shares held in joint ownership by Mr. Howell’s son and Harriett J. Robinson, as to which he disclaims any beneficial ownership.

(6)	Includes 9,000 shares issuable upon exercise of options granted under the Director Plan, exercisable within 60 days.

(7)	Includes 5,000 shares issuable upon exercise of options granted under the Director Plan, exercisable within 60 days.

(8)	Includes 5,000 shares issuable upon exercise of options granted under the Director Plan, exercisable within 60 days, and 600 shares held by Mr. Riddle’s spouse as to which he disclaims any beneficial ownership.

(9)	Includes 58,750 shares subject to presently exercisable options.

(10)	Includes 5,000 shares issuable upon exercise of options granted under the Director Plan, exercisable within 60 days. Also includes 127,500 shares owned by Atlantis Capital LLP, for which Mr. West is the President of the General Partner. Also includes 5,000 shares owned by the George West Mental Health Foundation, for which Mr. West is the President, and for which Mr. West disclaims any beneficial ownership of the shares held by the foundation.

(11)	Includes 5,000 shares issuable upon exercise of options granted under the Director Plan exercisable within 60 days and 6,000 shares owned by Dr. Whaley’s spouse as custodian for his daughter.

(12)	Includes 25,000 shares subject to presently exercisable options held by Mr. Sample; 1,177 shares held pursuant to the Company’s 401(k) Plan; and 10,000 deferred shares granted pursuant to the Company’s 1992 Incentive Plan.

(13)	Includes 403,750 shares subject to presently exercisable options held by all directors and executive officers as a group. Also includes shares held pursuant to the Company’s 401(k) Plan described in notes 2, 5 and 12 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent of a registered class of the Company’s equity securities are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company, and to furnish the Company with copies of such reports. To the Company’s knowledge, all of these filing requirements were satisfied during the year ended December 31, 2002. In making this disclosure, the Company has relied on written representations of its directors and officers and copies of the reports that have been filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2002, 2001 and 2000, of those persons who were: (i) chief executive officer and (ii) the only other executive officers of the Company at December 31, 2002, whose salary and bonus exceeded $100,000, (the named executive officers):

Summary Compensation Table

					Long-Term
	Annual				Compensation
	Compensation				Awards

Name and						All Other
Principle Position	Year	Salary	Bonus	Other(1)	Stock Awards(#)	Compensation

Hilton H. Howell, Jr.	2002	$340,000	$150,000	-	-0-	-0-
President and CEO	2001	312,500	136,000	-	100,000	-0-
	2000	296,667	126,000	-	-0-	-0-
J. Mack Robinson	2002	140,000	62,000	$26,500(2)	-0-	-0-
Chairman of the Board	2001	140,000	49,000	-	-0-	-0-
	2000	140,000	49,000	-	-0-	-0-
John G. Sample, Jr.(3)	2002	137,500	90,000	-	60,000(4)	$45,000
Senior Vice President and CFO

(1)	Includes perquisites or other personal benefits paid to or received by the named executive officer to the extent they exceed the applicable reporting requirements.

(2)	Consists of (i) contributions to Mr. Robinson’s account under the Company’s 401(k) Plan of $5,500 in 2002; and (ii) fees paid for serving as a director of the Company and subsidiaries of $21,000 in 2002.

(3)	Mr. Sample has been employed by the Company since July 1, 2002; and in connection therewith, was paid a transition allowance of $45,000.

(4)	Comprised of (i) stock options to purchase 50,000 shares of common stock and (ii) an award of 10,000 deferred shares of common stock that vests in full on the fifth anniversary of the date of grant, subject to certain conditions, including the continuous employment of Mr. Sample by the Company. The stock options and deferred shares were awarded under the terms of the Company’s 1992 Incentive Plan.

Option/SAR Grants In Last Fiscal Year

The following table provides information related to options granted to the named executive officers during fiscal year 2002.

Potential Realizable
Value at Assumed
Annual Rates of Stock
Price Appreciation for
	Individual Grants				Option Term(1)

	Number of	Percent of Total
	Securities	Options/SARs
	Underlying	Granted to
	Options/SARs	Employees in Fiscal	Exercise or Base	Expiration
Name	Granted (#)(2)	Year	Price ($/Sh)	Date	5% ($)	10% ($)

Hilton H. Howell, Jr.	-0-	-0-	-0-	N/A	-0-	-0-
J. Mack Robinson	-0-	-0-	-0-	N/A	-0-	-0-
John G. Sample, Jr.	50,000	100%	$2.00	07/02/12	$62,889	$159,374

(1)	The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company’s Common Stock over the term of the options. The assumed annual rates of stock price appreciation are specified by the rules of the Securities and Exchange Commission for illustrative purposes only and are not intended as projections of the future performance of the Company’s Common Stock.

(2)	Options became exercisable with respect to 50% of the shares covered thereby on July 2, 2002, the date of grant; options for an additional 25% of the shares become exercisable on July 2, 2003; and options for the remaining 25% become exercisable on July 2, 2004. The exercise price was equal to the market value of the stock at the close of business on the date of grant.

Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

The following table provides information related to the number and value of options held by the named executive officers at fiscal year-end.

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options /
			Options / SARs	SARs
	Shares		at Year-End (#)	at Year-End ($)(1)
Acquired on
Name	Exercise (#)	Value Realized ($)	Exercisable / Unexercisable	Exercisable / Unexercisable

Hilton H. Howell, Jr.	-0-	-0-	175,000/25,000	$66,500/$9,500
J. Mack Robinson	-0-	-0-	100,000/-0-	$0/$0
John G. Sample, Jr.	-0-	-0-	25,000/25,000	$0/$0

(1)	Value is calculated on the difference between the option exercise price and the closing price for the Company’s Common Stock as reported by the Nasdaq National Market on December 31, 2002, which was $1.63, multiplied by the number of shares of Common Stock underlying the option.

Long-Term Incentive Plans — Awards in Last Fiscal Year

The following table provides information related to deferred share awards made to one of the named executive officers during fiscal year 2002.

Performance or Other
	Number of Shares, Units	Period Until Maturation
Name	or Other Rights (%)	or Payout

J. Mack Robinson	-0-	-0-
Hilton H. Howell, Jr.	-0-	-0-
John G. Sample, Jr.	10,000(1)	07/02/02 - 07/02/07

(1)	Represents an award of 10,000 deferred shares made pursuant to the terms of the Company’s 1992 Incentive Plan. The shares vest in full upon the fifth anniversary of the date of grant, subject to the executive remaining in the continuous employ of the Company until the vesting date. Until vesting, the executive does not have any of the rights of a shareholder with respect to such deferred shares, including the right to vote or receive dividends. On July 2, 2002, the closing price of the common stock on the Nasdaq National Market was $2.00 per share.

PERFORMANCE GRAPH

The graph below compares the cumulative total return to shareholders on the Common Stock for the period from December 31, 1997 through December 31, 2002, with (i) the Russell 2000 Index, (ii) the Nasdaq Insurance Index and (iii) a peer group of various insurance companies (the “Insurance Peer Group”).

Peer Group: American Safety Insurance Company, Donegal Insurance Group, Siebels-Bruce Group, Inc., Cotton States Life Insurance, National Securities Group, Meadowbrook Insurance Group, Danielson Holding Group and Highlands Insurance Company. The Company believes that a comparison to this peer group is more meaningful for shareholders than the other broad market indexes presented above.

EXECUTIVE COMPENSATION

Report of the Stock Option and Compensation Committee on Executive Compensation

Compensation Philosophy

The Compensation Committee believes that compensation of executives should be designed to motivate those persons to perform at their potential over both the short and the long term. The Compensation Committee believes that equity-based incentives can benefit the Company by increasing the retention of executives while aligning their long-term interests with those of the Company’s shareholders. Compensation determinations are primarily based on the performance of the Company and the individual executive officer during a particular year, and expectations and objectives for performance in the succeeding year. The Compensation Committee also believes that compensation packages for executives must be structured to take into account the nature and the growth of the Company’s lines of business in appropriate circumstances.

The compensation packages for the executive officers have generally consisted of three components: base salaries, cash bonuses and equity incentives.

Cash Compensation. The Chairman of the Board annually reviews executive officer compensation and recommends to the Compensation Committee proposed salaries and bonuses for himself and for each of the other executive officers. Factors considered by the Chairman and the Compensation Committee are based upon the growth of the Company with regard to net income, total assets, premiums and shareholders’ equity. All of these factors were considered in establishing salary levels for each of the executive officers, as were their individual duties and the growth and effectiveness of each in performing those duties. In establishing compensation levels for the executive officers for 2002, the Compensation Committee sought to structure compensation packages that were designed both to achieve the objective of the Compensation Committee’s compensation philosophy and to be competitive with those offered by similarly situated companies. For 2002, the Chairman of the Board elected not to recommend an increase in his own salary, and the Compensation Committee did not implement an increase in his salary. The Compensation Committee did increase the base salary for the other named executive officers for 2002, having taken into consideration the factors identified above. Upon the Chairman of the Board’s recommendation, the Compensation Committee awarded cash bonuses to each of the named executive officers, including to the Chief Executive Officer as described below. The bonuses are generally determined as a percentage of the executive officer’s base salary for the succeeding fiscal year. The bonuses, which were actually paid in the first quarter of 2003, reflect an evaluation of the individual performance of the officers, as well as the performance of the Company as a whole during 2002.

Equity-Based Compensation. The Compensation Committee believes that equity-based compensation in the form of stock options or other stock awards serves to motivate executives to seek to improve the Company’s short-term and long-term prospects and to align the interests of the Company’s executives with those of the shareholders. During 2002, the Compensation Committee granted stock options at prevailing market prices on the date of grant and deferred shares, to John Sample in connection with his initial employment with the Company. The factors used in determining the size of the individual grant were the same as those considered with respect to cash bonuses. The grant vested with respect to one-half of the shares purchasable thereunder on the date of grant with the remainder vesting in equal increments on each of the first and second anniversaries of the date of grant. The vesting schedule is designed to encourage both short-term and long-term performance. The Committee elected not to grant any other stock options to Executive Officers in 2002.

Chief Executive Officer. Mr. Howell’s compensation is generally evaluated on the same basis as the Company’s other executive officers. The Committee approved an increase of 8% in Mr. Howell’s base salary for 2002, and in 2003 awarded Mr. Howell a cash bonus of $150,000 in recognition of his contributions during 2002.

Edward E. Elson D. Raymond Riddle Mark C. West Dr. William Whaley

2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

One of the purposes of the Meeting is to ratify the selection by the Board of Directors of Deloitte & Touche LLP, independent public accountants (“Deloitte”), to audit the books, records, and accounts of the Company and its subsidiaries for the year ending December 31, 2003.

Deloitte became the independent auditors for the Company on June 26, 2002, when the Audit Committee, pursuant to the authority granted by the Board of Directors, voted to engage Deloitte to serve as the Company’s independent auditors for the Company’s 2002 fiscal year. The Audit Committee’s decision to engage Deloitte followed the Audit Committee’s decision, pursuant to the authority granted by the Board of Directors, to end the engagement of Arthur Andersen LLP (“Andersen”) as the Company’s auditors.

Andersen’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the 2000 and 2001 fiscal years, and through the date Andersen’s engagement ended, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report with respect to the Company’s consolidated financial statements for those years.

A representative from Deloitte is expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

During fiscal year 2002, the Company retained Deloitte to provide services in the following categories and amounts:

Audit Fees

The Company has paid or expects to pay Deloitte $320,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2002 and the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2002.

Tax Fees

The Company did not engage Deloitte to render any services during the fiscal year ended December 31, 2002.

All Other Fees

Deloitte did not provide any other category of services to the Company during the fiscal year ended December 31, 2002.

The Company’s Audit Committee has considered whether the provision of non-audit services by Deloitte is compatible with maintaining auditor independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases space for its principal offices, as well as the principal offices of certain of its subsidiaries, in an office building located at 4370 Peachtree Road, N.E., Atlanta, Georgia, from Delta Life Insurance Company, a corporation owned by Mr. Robinson and members of his immediate family, under leases which expire at various times from July 31, 2005 to May 31, 2012. Under the terms of the lease, the Company occupies approximately 65,489 square feet of office space as well as covered parking garage facilities at an annual rental of approximately $611,000, plus a pro rata share of all real estate taxes, general maintenance, and service expenses and insurance costs with respect to the office building and other facilities. The terms of the lease are believed by management of the Company to be comparable to terms which could be obtained by the Company from unrelated parties for comparable rental property.

Effective December 31, 1995, an aggregate of $13.4 million in principal amount of 8% and 9 1/2% demand notes issued by the Company were canceled in exchange for the issuance by the Company of an aggregate of 134,000 shares of a new series of preferred stock (the “Series B Preferred Stock”), which has a stated value of $100 per share and accrues interest at 9% per year.

At December 31, 2002, the Company had accrued but unpaid dividends on the Series B Preferred Stock totaling $8,442,000. All shares of Series B Preferred Stock are owned directly or indirectly by affiliates of Mr. Robinson, Mrs. Robinson or Mr. Howell.

Effective December 29, 2000, the Company issued an aggregate of 25,000 shares of a new series of preferred stock (the “Series C Preferred Stock”), which has a stated value of $100 per share and accrues interest at 9% per year. During 2002, an aggregate of $225,000 in dividends were paid to the holders of the Series C Preferred Stock. At December 31, 2002, the Company had no accrued or unpaid dividends on the Series C Preferred Stock. All shares of Series C Preferred Stock are owned directly or indirectly by affiliates of Mr. Robinson.

In 1991, certain of the Company’s subsidiaries made loans to Leath Furniture, LLC (“Leath”), which at the time was a subsidiary of the Company. In 1996, the Company sold Leath to Gulf Capital Services, Ltd. (“Gulf Capital”). Gulf Capital is a partnership in which Mr. Robinson is the general partner and certain of his affiliates are the limited partners. The loans are secured by mortgages on certain properties owned by Leath. The loans had an outstanding principal balance of $3.4 million at December 31, 2002, bear interest at 91/4% per annum, are payable in monthly installments, and mature on December 1, 2016. During 2002, Leath made principal and interest payments on such notes in the aggregate amount of $439,619.

Certain of the Company’s subsidiaries have purchased shares in Bull Run Corporation (“Bull Run”) and Gray Television, Inc. (“Gray”), in the ordinary course of investing. Mr. Robinson and Mr. Howell are on the board of directors of both Bull Run and Gray, and Mrs. Robinson is on the board of directors of Gray. The value of Bull Run and Gray investments at the end of 2002 were $3,219,000 and $8,990,000, respectively.

The Company has entered into a consulting agreement with Dr. Whaley, pursuant to which Dr. Whaley provides certain medical consulting and advisory services to the Company’s subsidiaries. Pursuant to the agreement, Dr. Whaley receives $10,000 per year for such services.

The Company has entered into a consulting arrangement with Mr. Hudgins, pursuant to which Mr. Hudgins provides various financial and other consulting services to the Company. Pursuant to the agreement, Mr. Hudgins received $135,500 during 2002 for such services.

OTHER BUSINESS

Management of the Company knows of no other matters than those stated above which are to be brought before the Meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxies to vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the next annual meeting must be received by the Company no later than December 3, 2003, in order to be considered for inclusion in the proxy statement for the 2004 annual meeting of shareholders. Any such proposal should be addressed to the Company’s president and mailed to 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000. Any proposal by a shareholder not seeking to have its proposal included in the Company’s proxy statement, but seeking to have the proposal considered at the Company’s 2004 meeting, should notify the Company in the manner set forth above of its proposal by February 15, 2004. In accordance with the rules of the Securities and Exchange Commission, if the shareholder has not given such notice to the Company by February 15, 2004, the persons appointed as proxies for the 2004 annual meeting may exercise discretionary authority to vote on any shareholder proposal to be presented at the 2004 annual meeting, but not included in the Company’s proxy statement for such meeting, if the shareholder has not given such notice to the Company by February 15, 2004.

PROXY

ATLANTIC AMERICAN CORPORATION

4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

Proxy Solicitation on Behalf of the Board of Directors of
the Company for the Annual Meeting on May 6, 2003

The undersigned hereby appoints J. Mack Robinson and Hilton H. Howell, Jr., or any one of them, as proxies with full power of substitution and resubstitution, to vote on the undersigned’s behalf at the Annual Meeting of the Shareholders of Atlantic American Corporation, to be held at 9:00 A.M., May 6, 2003, in the offices of the Company, 4370 Peachtree Road, N.E., Atlanta, Georgia and at all adjournments or postponements thereof, upon all business as may properly come before the meeting, including the business described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged.

PROXIES WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS INDICATED BELOW. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

1.	Election Of Directors:
	NOMINEES:
1.	J. Mack Robinson	5.	Samuel E. Hudgins	9.	Mark C. West
2.	Hilton H. Howell, Jr.	6.	D. Raymond Riddle	10.	William H. Whaley, MD
3.	Edward E. Elson	7.	Harriett J. Robinson	11.	Dom H. Wyant
4.	Harold K. Fischer	8.	Scott G. Thompson
[ ]	FOR	[ ]	WITHHOLD AUTHORITY for all nominees
For, except vote withheld from the following nominee(s):
_____________________________________________________________
2.	To ratify the appointment of Deloitte & Touche LLP.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN
Dated: _____________________________________________________________, 2003
________________________________________________________________Signature
________________________________________________________________Signature
Sign exactly as your name(s) appears at left. Give full title of executor, administrator, trustee, guardian, etc. Joint owners should each sign personally.